EXHIBIT 3.1.1

                                                               FILED
                                                        In the Office of the
                                                    Secretary of State of Texas
                                                            FEB 25 2004
                                                       Corporations Section

                             ARTICLES OF AMENDMENT
                                       OF
                         RUSHMORE FINANCIAL GROUP, INC.


     Pursuant to the provisions of Article 4.04A of the Texas Business Corporation Act (the "Act"), the undersigned Corporation duly adopts the following Articles of Amendment to its Articles of Incorporation:

                                  Article One

     The name of the Corporation is Rushmore Financial Group, Inc.

                                  Article Two

     The following amendments to the Articles of Incorporation were adopted by the shareholders and/or the Board of Directors of the Corporation on January 26, 2004.

     A.   The  name  of  the   Corporation   is  amended   to  "Rush   Financial
Technologies, Inc."

     B. The Amendment changes Article Four of the current Articles of Incorporation to increase the number of shares of authorized Common Stock from 10,000,000 to 50,000,000. All other provisions of Article Four are unchanged.

     C. Article Six of the Articles of Incorporation as amended is further amended to change the registered office to 13355 Noel Road, Suite 300, Dallas, Texas 75240.

                                 Article Three

     The number of shares of the Corporation outstanding at the time of such adoption entitled to vote thereon was 9,947,685.

                                  Article Four

     The holders of 7,451,932, or 74.9%, of the shares outstanding and entitled to vote on the amendment to change the name of the Corporation to "Rush Financial Technologies, Inc." have voted in favor of said amendment

                                  Article Five

     The holders of 7,421,536, or 74.6%, of the shares outstanding and entitled to vote on the amendment to increase the number of shares of authorized Common Stock from 10,000,000 to 50,000,000 have voted in favor of said amendment

     EXECUTED as of the day and year first above written.


                                        RUSHMORE FINANCIAL GROUP, INC.


                                        By: /S/ D.M. Moore Jr.
                                           ---------------------------------
                                                D. M. Moore Jr., President



                                        By: /S/ Randy Rutledge
                                           ---------------------------------
                                                Secretary